EXHIBIT 4.25


               SECOND MODIFICATION OF CREDIT AGREEMENT AND WAIVER


                  THIS MODIFICATION is made as of this 14th day of July, 1999, by and among PARLUX, LTD., a New York corporation ("Borrower"), PARLUX FRAGRANCES, INC., a Delaware corporation ("Parent") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation as agent (the "Agent") and the lender signatory to this Modification (the "Lender").

                               Statement of Facts
                               ------------------

                  Agent, Lender, Borrower and Parent are parties to that certain Credit Agreement, dated as of May 23, 1997, as modified and amended by that certain First Modification of Credit Agreement and Waiver dated as of July 9, 1998 (as may be further modified and amended from time to time, the "Credit Agreement"), pursuant to which Lender has agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Lender and Borrower desire to modify the Credit Agreement in certain respects in accordance with the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Parent, the Agent and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                               Statement of Terms
                               ------------------

                  1. Waiver. Each of the Agent and the Lender hereby waives any Default or Event of Default under the Credit Agreement which may have resulted from any failure on the Borrower's part to comply with the following covenants for the dates and time periods described below: (a) the Restricted Payment covenant set forth in Section 6.15 of the Credit Agreement during the Fiscal Months ending during the period from February 28, 1999 and March 31, 1999, through and including June 30, 1999; (b) the employee and officer loan covenant set forth in Section 6.2 (iii) of the Credit Agreement during the Fiscal Months ending August 31, 1998, September 30, 1998 October 31, 1998, November 30, 1998, December 31, 1998 and March 31, 1999, through and including June 30, 1999; (c) the minimum EBITDA covenant set forth in clause (a) of Schedule 6.11 to the Credit Agreement for each Fiscal Month ending September 30, 1998 through and including June 30, 1999, (d) the minimum Tangible Net Worth covenant set forth in clause (b) of Schedule 6.11 to the Credit Agreement for the fiscal Quarter ending June 30, 1999, (e) the minimum Fixed Charge Coverage Ratio covenant set forth in clause (c) of Schedule 6.11 to the Credit Agreement for the Fiscal Quarter ending June 30, 1999, (f) the minimum Current Ratio covenant set forth in clause (d) of Schedule 6.11 to the Credit Agreement for the Fiscal Quarter ending June 30, 1999, (g) the Maximum Perfumania Accounts covenant set forth in clause (e) of Schedule 6.11 to the Credit Agreement for each Fiscal Month ending during the period from August 31, 1998 through and including June 30, 1999, and
(h) the Minimum Non-Perfumania/Non-Affiliates Sales covenant set forth in clause


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(g) of Schedule 6.11 to the Credit Agreement for each Fiscal Month ending during the period from November 30, 1998 through and including June 30, 1999. The aforesaid waivers relate solely to the specific covenants, dates and time periods described above and nothing in this Section 1 is intended (or shall be construed) to constitute a waiver by the Agent or the Lender of any other
Default or Event of Default which may now or hereafter exist under the Credit Agreement (including, without limitation, any future failure on Borrower's part to comply with Section 6.15, Section 6.02 or clauses (a), (b), (c), (d), (e) (g) of Schedule 6.11 to the Credit Agreement, as amended by this Modification).

                  2. Amendment of Credit Agreement. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the Credit Agreement shall be amended as follows:

                  A. Clauses (a), (b), (c), (e), (f) and (g) of Schedule 6.11 to the Credit Agreement shall be deleted in their entireties and the following new clauses (a), (b), (c), (e), (f) and (g) shall be substituted in lieu thereof:

                  (a) Minimum EBITDA. Parent's EBITDA for each Fiscal Month (measured in each case, based on the consecutive 12-month period ending at the end of such Fiscal Month), shall not be less than the amount set forth below:

                                Period                            Minimum EBITDA
                                ------                            --------------

         Fiscal Month ending July 31, 1999                           $5,335,000

         Fiscal Month ending August 31, 1999                          5,290,000

         Fiscal Month ending September 30, 1999                       5,990,000

         Fiscal Month ending October 31, 1999                         6,940,000

         Fiscal Month ending November 30, 1999                        8,030,000

         Fiscal Month ending December 31, 1999                        6,695,000

         Fiscal Month ending January 31, 2000                         5,325,000

         Fiscal Month ending February 29, 2000                        5,690,000

         Fiscal Month ending March 31, 2000                           6,230,000

                  (b) Minimum Tangible Net Worth. Parent's Tangible Net Worth as of the end of each Fiscal Quarter ending on or after September 30, 1999 shall not be less than the amount shown below for such period:

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         Fiscal Quarter Ending                    Minimum Tangible Net Worth
         ---------------------                    --------------------------
         September 30, 1999                               $35,500,000
         December 31, 1999                                 36,000,000
         March 31, 2000                                    36,000,000

                  (c) Minimum Fixed Charge Coverage Ratio. Parent shall have, at the end of each Fiscal Month set forth below (measured in each case, based on the consecutive 12-month period ending at the end of such Fiscal Month), a Fixed Charge Coverage Ratio of not less than the ratio set forth below for each such Fiscal Month:

                                                           Minimum Fixed Charge
                      Period                                  Coverage Ratio
                      ------                                  --------------

         Fiscal Month ending July 31, 1999                        0.9: 1.0

         Fiscal Month ending August 31, 1999                      0.9: 1.0

         Fiscal Month ending September 30, 1999 and thereafter    1.0: 1.0

                  (e) Maximum Perfumania Accounts. The aggregate outstanding balance of the Perfumania Accounts as of the end of each Fiscal Month set forth below shall not exceed the amount shown below for such Fiscal Month:

         Fiscal Month Ending                        Minimum Perfumania Accounts
         -------------------                        ---------------------------
         July 31, 1999                                    $24,600,000
         August 31, 1999                                   24,600,000
         September 30, 1999                                25,300,000
         October 31, 1999                                  25,300,000
         November 30, 1999                                 23,600,000
         December 31, 1999                                 16,500,000
         January 31, 2000                                  16,000,000
         February 28, 2000                                 16,000,000
         March 31, 2000                                    15,500,000


                  (f) Maximum Capital Expenditures. Parent shall not make Capital Expenditures, as determined on a consolidated basis, that exceed $1,100,000 in aggregate amount in each of the Fiscal Years ending on or after March 31, 2000.

                  (g) Non-Perfumania/Non-Affiliate Sales. Borrower's sales of Inventory to Persons other than Perfumania and Affiliates of Borrower (measured

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in each case, based on the consecutive 12-month period ending at the end of such
Fiscal Month), shall not be less than the amount set forth below:


                                             Minimum Sales to Persons Other than
                      Period                        Perfumania and Affiliates
                      ------                        -------------------------

         Fiscal Month ending July 31, 1999                  $26,150,000

         Fiscal Month ending August 31, 1999                 26,850,000

         Fiscal Month ending September 30, 1999              26,500,000

         Fiscal Month ending October 31, 1999                27,350,000

         Fiscal Month ending November 30, 1999               28,650,000

         Fiscal Month ending December 31, 1999               27,970,000

         Fiscal Month ending January 31, 2000                27,375,000

         Fiscal Month ending February 29, 2000               27,795,000

         Fiscal Month ending March 31, 2000                  28,265,000


                  3. No Other Amendment or Waiver. Except for the amendments and waivers expressly set forth and referred to in Section 1 and Section 2 above, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Modification is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Borrower's or Guarantor's indebtedness or other indebtedness to the Agent or any Lender under or in connection with the Credit Agreement (collectively, the "Obligations") or to modify, affect or impair the perfection or continuity of Agent's security interests in, security titles to or other liens on any collateral for the Obligations.

                  4. Representations and Warranties. To induce the Agent and the Lender to enter into this Modification, each Credit Party does hereby warrant, represent and covenant to the Agent and the Lender that: (a) each representation or warranty of such Credit Party set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Modification; and (b) each Credit Party has the power and is duly authorized to enter into, deliver and perform this Modification and this Modification is the

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legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                  5. Conditions Precedent to Effectiveness of this Modification. The effectiveness of this Modification and the amendment and waiver provided in
Section 1 and Section 2 above are subject to (i) the truth and accuracy in all material respects of the representations and warranties of each Credit Party contained in Section 4 above, (ii) the Agent's and Lender's receipt of one or more counterparts of this Modification duly executed and delivered by the Credit Parties, and (iii) Borrower's payment of the fees and expenses set forth in the letter agreement dated as of June 26, 1998 between Borrower and Lender.

                  6. Counterparts. This Modification may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  7. Lender Expenses. Without limiting its obligations under the Credit Agreement, the Borrower agrees to pay on demand all of the Agent's and the Lender's reasonable attorneys' fees and expenses and all other reasonable out-of-pocket costs incurred by the Agent and the Lender in connection with its evaluation, negotiation, documentation or consummation of this Modification and the transactions contemplated hereby or thereby.

                  8. GOVERNING LAW. THIS MODIFICATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Modification to be duly executed and delivered as of the day and year specified at the beginning hereof.


                                  BORROWER:

(CORPORATE SEAL)                  PARLUX, LTD.



                                  By: /s/ Frank A. Buttacavoli
                                      -------------------------------------
                                       Executive Vice President, CFO





                                  GUARANTOR:

(CORPORATE SEAL)                  PARLUX FRAGRANCES, INC.



                                  By: /s/ Frank A. Buttacavoli
                                  -----------------------------------------
                                      Executive Vice President, CFO




                                  LENDER:

                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  in its capacity as Agent
                                  and a Lender



                                  By: /s/ Claire L. Moore
                                  -----------------------------------------
                                      Senior VP, Manager Commercial Finance


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